UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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PROXYLITE MESSAGE

Hi, this is Mike Weil, CEO of American Realty Capital New York City REIT.

I am calling to ask for your vote in favor of several proposals that are important for you as a shareholder. If you are ready to vote your shares now, you may do so by pressing 1 at any time during this call to be connected with a proxy specialist.

Maximizing value for New York City REIT shareholders and best positioning the company for a future liquidity event are our highest priorities.

We are asking you to approve three charter amendments that we and our board believe will enhance our ability to execute a successful liquidity event through an acquisition or public listing.

Last year you voted in favor of proposed charter amendments. I ask that you cast your vote in favor of the proposals again this year.

You will receive a letter from me in the next day or two. If you don’t vote today please vote your shares after reviewing that letter.

If you have questions about the proxy materials, you may contact a specialist at Alliance Advisors, our proxy agent, at 855-976-3323 for assistance.

I appreciate your investment and thank you for your vote.